UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

TIDELANDS OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29613	66-0549380
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (210) 764 - 8642

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Effective May 9, 2008, Tidelands Oil & Gas, Inc. (“Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with Golden Gate Investors Inc. (“Golden Gate”) which provided for the issuance and sale by the Company of up to $3 million of 6% convertible debentures, with the initial issuance of a $1 million debenture (“Debenture”) and the payment of cash by Golden Gate of $200,000 and issuance by Golden Gate to the Company of a $800,000 promissory note (“Note”). The Purchase Agreement provides Golden Gate with the right to lend, in two separate $1 million fundings, an additional $2 million to the Company through advancing cash of $200,000 and issuing a note for the balance, similar to the Note. The Company has the right until August 8, 2008, to redeem, at a price equal to the principal and accrued interest, the Debenture provided that no event of default has occurred. The Debenture is unsecured and bears interest at the annual rate of 6%, payable monthly, with the principal amount due on May 9, 2011. The Debenture is convertible at a per share equal to the lesser of $.50 or 80% of the average of the three lowest volume weighted average prices during the twenty trading days prior to Golden Gate’s election to convert. The Note is secured and bears interest at the annual rate of 6.25%, payable monthly, with the principal amount due on May 31, 2011. Golden Gate has the option to prepay this note, subject to the satisfaction of certain conditions.

Item 3.02                      Unregistered Sales of Equity Securities

As more fully described in Item 1.01, the Debenture is convertible into Company common stock, the amount of which can’t be predicted at this time. The Company received gross proceeds of $200,000; there were no sales commissions paid. The offer and sale was made without registration under the Act, or the securities laws of certain states, in reliance on an exemption provided by Section 4(2) of Act and Regulation D under the Act and in reliance on a similar exemption under applicable state law.

Item 8.01                      Other Events

On May 12, 2008, in exchange for prior advances, the Company issued to James B. Smith, the Company’s President, an unsecured promissory note in the principal amount of $150,000, bearing interest at the rate of 8% per annum, which amount is due upon demand, and if no demand is made, on August 31, 2008.

Item 9.01                      Financial Statements and Exhibit

(c)           Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.               IDENTIFICATION OF EXHIBIT

10.1	Purchase Agreement dated May 9, 2008
10.2	Secured Promissory Note dated May 9, 2008
10.3	Convertible Debenture dated May 9, 2008
99.1	Press Release

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

TIDELANDS OIL & GAS CORPORATION

Date: May 14, 2008	By:	/s/ James B. Smith
James B. Smith,
President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.               IDENTIFICATION OF EXHIBIT

10.1	Purchase Agreement dated May 9, 2008
10.2	Secured Promissory Note dated May 9, 2008
10.3	Convertible Debenture dated May 9, 2008
99.1	Press Release